UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2014 (July 22, 2014)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2014, Garry K. McGuire, Jr. resigned as Chief Executive Officer and as a member of the Board of Directors (the “Board”) of RMG Networks Holding Corporation (the “Company”), effective immediately. Mr. McGuire also resigned from all positions as an officer or director of the Company’s subsidiaries.

Also on July 22, 2014, the Board appointed Robert Michelson to serve as interim President and Chief Executive Officer.  Mr. Michelson was also appointed to the Board, to fill the vacancy created by the resignation of Mr.  McGuire. On the same day, the Board promoted Loren Buck from Executive Vice President of Strategy and Business Operations to Chief Operating Officer of the Company.

Prior to joining the Company, Mr. Michelson, age 58, served as President of Share Rocket, Inc., a company that provides social media ratings globally, from April 2014 to July 2014. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a private equity firm, overseeing portfolio companies in the technology services, business services and education sectors. Prior to joining Sterling Partners, Mr. Michelson served as Chief Executive Officer of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and as a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

Mr. Buck, age 35, joined the Company in April 2013 and served as Executive Vice President of Strategy and Business Operations prior to being appointed Chief Operating Officer in July 2014. Prior to joining the Company, he served as the Director of Finance and Special Projects and an investment professional at Sachs Capital Group from November 2010 until April 2013. From August 2008 until September 2010, Mr. Buck was an investment banker in the Mergers & Acquisitions and Midwest Investment Banking groups at UBS Investment Bank, where his responsibilities included advising public and private clients on mergers and acquisitions and corporate finance transactions globally. Prior to UBS, Mr. Buck was a Director at MMA Realty Capital and MMA Financial where he was responsible for corporate finance oversight of a commercial lending and investment management business unit in addition to commercial lending origination, portfolio management and capital raising activities. Mr. Buck holds a Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and a Masters of Business Administration degree from the Kellogg School of Management at Northwestern University. He is also a CFA Charterholder.

Employment Agreement with Robert Michelson

In connection with his appointment as interim President and Chief Executive Officer, Mr. Michelson entered into an employment agreement (the “Michelson Employment Agreement”) with SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of the Company, effective as of July 22, 2014.  Mr. Michelson will provide his services as President and Chief Executive Officer of the Company through the Michelson Employment Agreement with SCG Intermediate.  The Michelson Employment Agreement provides for a term of two and a half years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will also serve as a member of the Board of Directors of the Company and its subsidiaries.  Under the Michelson Employment Agreement, Mr. Michelson is entitled to receive an annual salary of $350,000 per year, subject to annual increases at the discretion of the Board of Directors.  Mr. Michelson will also be entitled to a quarterly bonus, beginning with the fourth calendar quarter of 2014, of up to $100,000, subject to the achievement of performance criteria established by the Board after the Board’s consultation with Mr. Michelson.

The Michelson Employment Agreement also provides that in connection with the commencement of his employment, Mr. Michelson is entitled to receive a stock option to purchase 500,000 shares of the Company’s common stock under the Company’s 2013 Equity Incentive Plan (the “Plan”). The option vests as to 16.67% of the shares subject thereto at the end of the sixth calendar month following the grant date, and as to one thirty-sixth of the shares subject thereto at the end of each calendar month thereafter.  In addition, Mr. Michelson will be entitled to receive up to two additional stock option grants to purchase 100,000 shares of common stock each, if the average closing price of the Company’s common stock exceeds $6.00 or $10.00, respectively for a period of 20 consecutive business days, in each case subject to a three year vesting schedule commencing on the grant date. All stock options granted pursuant to the Michelson Employment Agreement will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Michelson Employment Agreement will automatically terminate upon Mr. Michelson’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Michelson becomes “disabled” (each as defined in the Michelson Employment Agreement). If SCG Intermediate terminates the Michelson Employment Agreement without “cause” or Mr. Michelson is deemed to have been “constructively terminated” (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Michelson’s base salary until (1)

if the termination occurs within the first six months of the term of the Michelson Employment Agreement, the six month anniversary of his termination date, or (2) if the termination occurs after the first six months of the term of the Michelson Employment Agreement, the later of the end of the term of Mr. Michelson’s employment or the twelve month anniversary of his termination date.  The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

Separation Agreement with Garry K. McGuire, Jr.

In connection with his resignation, on July 23, 2014 Mr. McGuire entered into a confidential separation agreement and general release (the “Separation Agreement”) with the Company. Following a revocation period provided for by the Separation Agreement, Mr. McGuire will receive a lump sum payment equal to Mr. McGuire’s annual base salary, less applicable taxes and withholdings.  With respect to Mr. McGuire’s outstanding stock bonus incentive award under the Plan, the Separation Agreement provides that 100,000 shares of the Company’s common stock will be issued to Mr. McGuire. The Separation Agreement contains confidentiality provisions and a mutual release of claims (subject to certain exceptions).

Amendment to Employment Agreement with William Cole

On July 24, 2014, the Company and William Cole, the Company’s Chief Financial Officer, entered into Amendment 1 to Employment Agreement (the “First Amendment”), which amends, effective August 1, 2014, certain terms of  the Employment Agreement, effective August 1, 2013 (the “Cole Employment Agreement”), between the Company and Mr. Cole. The First Amendment extends the term of the Cole Employment Agreement to March 31, 2015, increases Mr. Cole’s salary to $300,000 per annum, provides that Mr. Cole will be entitled to receive a minimum bonus of $75,000 for the 2014 fiscal year (the “Minimum Bonus”), and provides that on March 31, 2015, Mr. Cole shall be 100% vested in any awards made to him under the Plan, unless he is terminated for “cause” (as defined in the Cole Employment Agreement) or he resigns, becomes disabled or dies prior to such date. The First Amendment also amends the severance provisions of the Cole Employment Agreement to provide that if the Company terminates the Cole Employment Agreement without “cause,” the Company will be obligated to pay to Mr. Cole all accrued but unpaid salary and benefits, a pro-rated bonus for the year in which such termination occurs and the Minimum Bonus (less any pro-rated bonus otherwise payable) and will be required to continue to pay Mr. Cole’s base salary until March 31, 2015, and all unvested equity awards previously granted to Mr. Cole will vest in full. In all other respects, the Cole Employment Agreement remains unmodified and in full force and effect.

* * * * *

The foregoing descriptions of the Michelson Employment Agreement, the Separation Agreement and the First Amendment do not purport to be complete and are qualified in their entireties by reference to the full text of the Michelson Employment Agreement, the Separation Agreement and the First Amendment, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2014, the Board approved the adoption of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws add a new Section 9.15 entitled “Exclusive Forum.” New Section 9.15 provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to or relating to any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or bylaws, or (iv) any action asserting a claim governed  by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located in the State of Delaware or, if no such court has jurisdiction, the federal district court for the District of Delaware). The exclusive forum bylaw also provides that any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed (i) to have notice of and agreed to comply with the provisions of new Section 9.15 and (ii) to consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no such court has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in new Section 9.15. The Amended and Restated Bylaws do not otherwise change the Company’s prior Bylaws, other than to reflect the current name of the Company.

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The description of the Amended and Restated Bylaws set forth herein is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.     Other Events.

On July 24, 2014, the Company issued a press release regarding certain of the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated hereby by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company.
10.1	Employment Agreement, dated as of July 22, 2014, by and between SCG Financial Merger I Corp. and Robert Michelson.
10.2	Confidential Separation Agreement and General Release, dated as of July 23, 2014, by and between the Company and Garry K. McGuire, Jr.
10.3	Amendment 1 to Employment Agreement, effective as of August 1, 2014, by and between the Company and William Cole.
99.1	Press release issued July 24, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 24, 2014

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Loren Buck

Name: Loren Buck

Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company.
10.1	Employment Agreement, dated as of July 22, 2014, by and between SCG Financial Merger I Corp. and Robert Michelson.
10.2	Confidential Separation Agreement and General Release, dated as of July 23, 2014, by and between the Company and Garry K. McGuire, Jr.
10.3	Amendment 1 to Employment Agreement, effective as of August 1, 2014, by and between the Company and William Cole.
99.1	Press release issued July 24, 2014.